Index of Financial Statements and Exhibits to be Filed in EDGAR
       ---------------------------------------------------------------

  A-1 Financial statements of FirstEnergy Solutions Corp. for the quarter ended March 31, 2002.

  A-2 Financial statements of GPU Advanced Resources, Inc. for the quarter ended March 31, 2002.

  A-3 Financial statements of GPU Diversified Holdings LLC for the quarter ended March 31, 2002.

  C      Certificate of FirstEnergy Corp.